EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option Plan and Employee Stock Purchase Plan of Boole & Babbage, Inc. of our report dated October 25, 1996, with respect to the consolidated financial statements of Boole & Babbage, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP


San Jose, California
July 24, 1997


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                              BOOLE & BABBAGE, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                            Adopted November 2, 1983
                            Approved by Shareholders
                           Amended September 14, 1992
                    Approved by Shareholders February 4, 1993
              Adjusted for 3-for-2 stock split on November 7, 1994
                            Amended February 16, 1995
              Adjusted for 3-for-2 stock split on November 6, 1995
             Adjusted for 3-for-2 stock split on December 10, 1996
                            Amended February 20, 1997

         1.       PURPOSE.

                  (a) The purpose of the Plan is to provide a means by which employees of Boole & Babbage, Inc., a Delaware corporation (the "Company"), and its affiliates, as defined in subparagraph 2(a), which are designated as provided in subparagraph 3(b), may be given an opportunity to purchase stock of the Company.

                  (b) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                  (c) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code (the "Code").


         2.       DEFINITIONS.

                  (a) "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 425(e) and (f), respectively, of the Code.

                                       1.

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                  (b) "Total  Compensation"  shall mean a  participant's  wages, salaries and other amounts received for personal services rendered to the Company or an Affiliate as an employee, including amounts paid to the participant as a commission. However, Total Compensation shall not include amounts paid to a participant as a bonus or any contributions by the Company or an Affiliate for or on account of any participant under any employee benefit plan of the Company or Affiliate.


         3.       ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

                  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                           (i) To  determine  when and how  rights  to  purchase
stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

                           (ii) To designate from time to time which  Affiliates
of the Company shall be eligible to participate  in the Plan.

                           (iii) To construe and  interpret  the Plan and rights
granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the

                                       2.

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exercise of this power, may correct any defect, omission or inconsistency in the
Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (iv) To amend the Plan as provided in paragraph 14.

                           (v) Generally, to exercise such powers and to perform
such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                  (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

         4.       SHARES SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of the Company's common stock. If any right granted under the Plan shall for any reason terminate without having been exercised, the stock not purchased under such right shall again become available for the Plan.

                  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                                       3.

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         5.       GRANT OF RIGHTS; OFFERING.

                  The Board or the committee may from time to time grant or provide for the grant of rights to purchase stock of the Company under the Plan to eligible employees (the "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the committee shall deem appropriate. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 6 through 9, inclusive.

         6.       ELIGIBILITY.

                  (a) Rights may be granted only to employees of the Company or, as the Board or the committee may designate as provided in subparagraph 3(b), to employees of any Affiliate. Except as provided in subparagraph 6(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under a particular Offering unless, on the relevant Offering Date, such employee has been in the employ of the Company or any Affiliate for a continuous period of at least 6 months preceding such grant. In addition, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the relevant Offering Date, such employee's customary employment with the Company or such Affiliate is at least 20 hours per week and at least 5 months per calendar year.

                  (b) Unless otherwise determined by the Board, each person who, during the course of an Offering, first becomes an eligible employee of the Company will, on the first business day of any month of January, April, July or October, or, alternatively, such other date

                                       4.

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or dates  determined  by the Board  specified  in the relevant  Offering,  which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

                           (i) the date on which such right is granted  shall be
the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

                           (ii) the Purchase  Period (as defined below) for such
right shall begin on its Offering Date and end coincident with the end of such Offering; and

                           (iii)  if  such  person  first  becomes  an  eligible
employee within three months of the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

                  (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 6(e), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

                  (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any affiliate to accrue at a rate which

                                       5.

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exceeds $25,000 of fair market value of such stock  (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

         7.       RIGHTS; PURCHASE PRICE.

                  (a) Rights granted under the Plan shall be exercisable periodically during a twenty-seven (27) month period or such shorter period as may be determined by the Board (a "Purchase Period"). In connection with each Offering made under this Plan, the Board or the committee shall specify a maximum number of shares which any employee may be granted the right to purchase pursuant to such Offering. In addition, in connection with each such Offering, the Board or the committee shall specify a maximum aggregate number of shares which may be purchased pursuant to such Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed such maximum aggregate number, the Board or the committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

                  (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

                           (i) an amount  equal to 85% of the fair market  value
of the stock on the Offering Date; or

                           (ii) an amount  equal to 85% of the fair market value
of the stock on the Exercise Date, as defined in paragraph 9.

                                       6.

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         8.       PARTICIPATION; WITHDRAWAL; TERMINATION.

                  (a) An eligible employee may become a participant in the Plan by delivering an agreement to the Company before the Offering Date for a given Purchase Period, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to 10% of such employee's Total Compensation during each Purchase Period. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. If permitted by the terms of a particular Offering, during the Purchase Period a participant may reduce or terminate his or her payroll deductions. A participant may not increase or begin such payroll deductions after the beginning of any Purchase Period. A participant may not make any additional payments into his or her account. A participant who has elected to participate in a given Purchase Period shall automatically participate in each subsequent Purchase Period on the same terms and conditions, as modified by changes in the terms of such participant's agreement in accordance with the Plan, until the time that the participant withdraws from a Purchase Period under subparagraph 8(b) or is terminated from further participation in the Plan under subparagraph 8(c).

                  (b) If a participant terminates his or her payroll deductions, such participant may withdraw from an Offering by delivering to the Company a notice of withdrawal. Such withdrawal may be elected at any time prior to the end of the Purchase Period, except as provided by the Board or the committee in the Offering. Upon such withdrawal from an Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no

                                       7.

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effect upon such participant's eligibility to participate in any other Offerings under the Plan; provided that the participant satisfies the requirements of subparagraph 8(a) at the time of the commencement of a future Offering.

                  (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participant's employment with the Company or an Affiliate, unless the participant dies while in the employ of the Company or an Affiliate, in which case, the person or persons to whom the participant's rights under the Plan pass by will or by the laws of descent and distribution (the "successor") shall continue as a participant until the next Exercise Date after the date of death of the participant, except that no further payroll deductions shall be added to the participant's account.

                  (d) Rights granted under the Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom such rights are granted only by such person.

         9.       EXERCISE.

                  (a) The first business day of each April and October (during any Purchase Period), or, alternatively, such other exercise dates determined by the Board, as defined in the relevant Offering shall be defined as an "Exercise Date." On each Exercise Date, each participant's accumulated payroll deductions (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to subparagraph 7(a), at the purchase price stated in subparagraph 7(b). No fractional shares shall be issued upon the exercise of rights granted under the Plan. Any amount sufficient to buy one or more whole shares of stock of the Company remaining in a participant's

                                       8.

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account after the purchase of the maximum  number of shares the  participant  is able to purchase with his or her accumulated payroll deductions at the end of any Purchase Period shall be distributed to such participant as soon as reasonably possible after the end of such Purchase Period, without interest, with any remaining balance in the participant's account which is less than the amount required to purchase a whole share of Company stock being held in the participant's account and used for the purchase of shares of stock of the Company under any subsequent right that he or she might be granted under the Plan.

                  (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended. If, on an Exercise Date of any Offering hereunder, the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period shall be distributed to the participants, without interest.

         10.      COVENANTS OF THE COMPANY.

                  (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

                  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan; provided, however, that this undertaking shall not require the Company to register or qualify under the Securities Act or any state securities law either the Plan, any rights granted under the Plan or any stock issued or issuable pursuant to any such rights. If the Company is unable to obtain from any such

                                       9.

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regulatory  commission  or agency the  authority  which  counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

         11.      USE OF PROCEEDS FROM STOCK.

                  Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

         12.      RIGHTS AS A SHAREHOLDER.

                  Neither a participant nor his or her successor shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such rights unless and until certificates representing such shares shall have been issued.

         13.      ADJUSTMENTS UPON CHANGES IN STOCK.

                  (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure of otherwise), the Board shall make appropriate adjustments in the maximum number of shares subject to the Plan and the number of shares and price per share of stock subject to outstanding rights.

                  (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's

                                       10.

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common  stock  outstanding  immediately  preceding  the merger are  converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any surviving corporation shall assume outstanding rights or substitute similar rights for those under the Plan, or such rights shall continue in full force and effect, or such rights shall be exercised immediately prior to such event, unless another corporation assumes such rights or substitute similar rights for those under the Plan or the Board determines in its sole discretion that such rights shall continue in full force and effect.

         14.      AMENDMENT OF THE PLAN.

                  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company within 12 months before or after the adoption of the amendment, where the amendment will:

                           (i) Increase the number of shares reserved for rights
under the Plan; or

                           (ii)  Modify the  provisions  as to  eligibility  for
participation in the Plan or modify the Plan in any other way to the extent such modification requires shareholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code).

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to

                                       11.

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be provided  under the  provisions of the Code and the  regulations  promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

                  (b) Rights and obligations under any rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted.

         15.      TERMINATION OR SUSPENSION OF THE PLAN.

                  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on September 13, 2002. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

                  (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted.

         16.      EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the shareholders of the Company.

                                       12.